Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

29 September 2025

Matter No.835680

Doc Ref: 110230415v2

(852) 2842 9521

Flora.Wong@conyers.com

Green Circle Decarbonize Technology Limited

Unit 1809, Prosperity Place

6 Shing Yip Street

Kwun Tong

Kowloon

Hong Kong

Dear Sirs,

Re: Green Circle Decarbonize Technology Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-1 (Amendment No. 13)(the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto unless otherwise expressly referred to herein), filed with the U.S. Securities and Exchange Commission (the “Commission”) on 29 September 2025 relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) and (i) offering by the Company of up to 2,500,000 shares of par value US$0.001 each of the Company units (the “Shares”)(or 2,875,000 Shares assuming full exercise of the underwriters’ over-allotment option); and (ii) a resale by the Selling Shareholders (as defined in the Resale Prospectus (as defined below)) pursuant to the Resale Prospectus (as defined below) of up to 1,800,000 Shares (the “Resale Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and drafts of the public offering prospectus (the “Public Offer Prospectus”) and resale prospectus (the “Resale Prospectus”) contained in the Registration Statement. We have also reviewed copies of (1) the memorandum and articles of association of the Company adopted upon incorporation on 15 February 2022, (2) written resolutions of the sole director of the Company dated 11 January 2024, 7 February 2024, 2 September 2024, 24 April, 2025 and 29 September 2025 and written resolutions of the members of the Company dated 12 January 2024 (collectively, the “Resolutions”), (3) the latest drafts of the amended and restated memorandum and articles of association of the Company proposed to become effective immediately prior to the closing of the Company’s initial public offering of the Shares (the “Listing M&As”), (4) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 26 September 2025 (the “Certificate Date”), (5) a copy of the register of members of the Company maintained at the Cayman Islands registered office of the Company as of the date hereof (the “Register of Members”); and (6) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended, (e) that the Listing M&As will become effective immediately prior to the closing of the Company’s initial public offering of the Shares, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) that upon the issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (h) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission; (i) the capacity, power and authority of all parties (other than the Company) to enter into and perform their obligations under any and all documents entered into or to be entered into by such parties in connection with the issuance of the Shares by the Company and/or the sale of the Resale Shares by the Selling Shareholders (as defined in the Resale Prospectus); (j) the Resale Shares to be offered for sale by the Selling Shareholders (as defined in the Resale Prospectus) have been fully paid for; and (k) the Register of Member is true, accurate and up-to-date.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and validly existing as an exempted company with limited liability under the law of the Cayman Islands and, based on the Certificate of Good Standing, was in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

2.	When issued and paid for as contemplated by the Registration Statement, the Prospectus and Resolutions, the Shares to be offered and issued by the Company as contemplated by the Registration Statement will be duly authorised, validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Based solely on our review of the Register of Members, the Resale Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

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4.	The statements in the Registration Statement and Prospectus under the caption “Taxation — Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

5.	Based solely upon a search of the electronic Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted at 10:15 a.m. on 26 September 2025 (which would not reveal details of (i) proceedings before 1995, (ii) proceedings which have been filed but not actually entered in the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands at the time of our search, (iii) counterclaims, (iv) proceedings filed on the Restricted Registers of Writs and other Originating Processes ,or (v) an application for the appointment of a restructuring officer on an interim basis under section 91C of the Act), there were no actions pending against the Company nor any petitions to wind up the Company pending in the Grand Court of the Cayman Islands to which the Company is subject.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

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